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As filed with the Securities and Exchange Commission on November 30, 2009.

REGISTRATION NO. 333-162340

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTERLINE BRANDS, INC.	INTERLINE BRANDS, INC.
(Exact name of registrants as specified in their charters)
Delaware	New Jersey
(State or other jurisdiction of incorporation or organization)
03-0542659	22-2232386
(I.R.S. Employer Identification No.)
701 San Marco Boulevard Jacksonville, Florida 32207 (904) 421-1400	701 San Marco Boulevard Jacksonville, Florida 32207 (904) 421-1400
(Address, including zip code, and telephone number, including area code of registrants' principal executive offices)

Michael Agliata, Esq.
Interline Brands, Inc.
701 San Marco Boulevard
Jacksonville, Florida 32207
(904) 421-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John C. Kennedy, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
(212) 373-3000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

       If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

       If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

       Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

       The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

        The following direct and indirect subsidiaries of Interline Brands, Inc., a Delaware corporation, may guarantee certain of the debt securities and are co-registrants under this registration statement:

Name of co-registrant	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.
Wilmar Holdings, Inc.	Delaware	52-2056435
Wilmar Financial, Inc.	Delaware	52-2056437
Eagle Maintenance Supply, Inc.	New Jersey	22-3278148
Glenwood Acquisition LLC	Delaware	N/A

        The address of each of the foregoing registrants is 701 San Marco Boulevard, Jacksonville, Florida 32207 and the phone number is (904) 421-1400.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 30, 2009

PROSPECTUS

$350,000,000

INTERLINE BRANDS, INC.
a Delaware corporation

Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Rights, Guarantees, Purchase Contracts and Units

INTERLINE BRANDS, INC.
a New Jersey corporation
and a wholly-owned subsidiary of Interline Brands

Debt Securities and
Guarantees

        We, Interline Brands, Inc., a Delaware corporation ("Interline Brands"), may use this prospectus to offer and sell from time to time shares of our common stock, shares of our preferred stock, depositary shares, debt securities, warrants, rights, guarantees of debt securities of Interline Brands, Inc. a New Jersey corporation and our wholly-owned principal operating subsidiary ("Interline New Jersey"), purchase contracts or units or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering with an aggregate initial offering price of up to $350,000,000 (or its equivalent in foreign currencies, currency units or composite currencies). Each time we offer securities, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement.

        Interline New Jersey may use this prospectus to offer and sell from time to time debt securities and guarantees of debt securities of Interline Brands.

        In addition, some of our direct and indirect subsidiaries may guarantee our or Interline New Jersey's debt securities offered under this prospectus.

        Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol "IBI." Any common stock sold under this prospectus, as it may be supplemented, will be listed on the NYSE, subject to official notice of issuance.

        Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See "Risk Factors" beginning on page 5 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2009.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC"), using a "shelf" registration process. Under this shelf registration process, we or Interline New Jersey may offer and sell from time to time any combination of the securities described in this prospectus, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $350,000,000 (or its equivalent in foreign currencies, currency units or composite currencies). This prospectus only provides you with a general description of the securities we may offer. Each time we or Interline New Jersey offer the securities, we will provide specific information about the terms of those securities in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading "Incorporation by Reference."

        The registration statement that contains this prospectus, including the exhibits to the registration statement and the documents incorporated by reference, provides additional information about us, Interline New Jersey and our securities. That registration statement and the exhibits thereto can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

        We and Interline New Jersey are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement to this prospectus is accurate as of any date other than the date indicated on the cover page of these documents. You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We and Interline New Jersey have not authorized anyone to provide you with different information.

        We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the applicable prospectus supplement. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See "Plan of Distribution."

        The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

        In this prospectus, the terms "we," "us," "our" and "Interline Brands" refer to Interline Brands, Inc., a Delaware corporation, including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. The term "Interline New Jersey" refers to Interline Brands, Inc., a New Jersey corporation and our wholly-owned principal operating subsidiary. For more information see "The Companies."

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. Information that we file later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.

        This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 001-32380). These documents contain important information about us.

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  Our Annual Report on Form 10-K for the year ended December 26, 2008 (filed on February 25, 2009), including portions of our Proxy Statement for the 2009 annual meeting of stockholders (filed on March 26, 2009) to the extent specifically incorporated by reference therein;

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  Our Quarterly Reports on Form 10-Q for the quarters ended March 27, 2009 (filed on May 4, 2009), June 26, 2009 (filed on August 3, 2009) and September 25, 2009 (filed on November 2, 2009);

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  Our Current Report on Form 8-K filed on March 23, 2009;

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  The description of our common stock and preferred stock set forth in our Registration Statement on Form 8-A filed on December 13, 2004 and in our Registration Statement on Form S-1 filed on June 15, 2004, as amended;

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  The description of our preferred stock purchase rights set forth in our Registration Statement on Form 8-A filed on March 23, 2009; and

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  All other documents filed by Interline Brands pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this prospectus and prior to the termination of the offering (other than any portions of such filings that are furnished under applicable SEC rules rather than filed).

        Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You can obtain any of the documents incorporated by reference in this prospectus from the SEC on its website (http://www.sec.gov). You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference into the registration statement), by requesting them in writing or by telephone at the following address:

Interline Brands, Inc.
701 San Marco Boulevard
Jacksonville, Florida 32207
Telephone: (904) 421 1400
Attention: Corporate Secretary

        Except as provided above, no other information, including information on our website, is incorporated by reference into this prospectus.

THE COMPANIES

  Interline Brands

        We are a leading national distributor and direct marketer of maintenance, repair and operations ("MRO") products. We have one operating segment, the distribution of MRO products. We stock over 100,000 MRO products in the following categories: plumbing, janitorial and sanitary, electrical, lighting, hardware, security, heating, ventilation and air conditioning, and other miscellaneous products. Our products are primarily used for the repair, maintenance, remodeling and refurbishment of properties and non-industrial facilities. We are able to realize higher operating margins by focusing on repair, maintenance, remodeling and refurbishment customers, who generally make smaller, more frequent purchases and require high levels of service. Our diverse customer base includes facilities maintenance customers, which consist of multi-family housing facilities, educational institutions, lodging and health care facilities, government properties and building service contractors; professional contractors who are primarily involved in the repair, remodeling and construction of residential and non-industrial facilities; and specialty distributors, including plumbing and hardware retailers. Our customers range in size from individual contractors and independent hardware stores to apartment management companies and national purchasing groups.

        We market and sell our products primarily through twelve distinct and targeted brands, each of which is nationally recognized in the markets we serve for providing premium products at competitive prices with reliable same-day or next-day delivery. Wilmar, AmSan, Sexauer, Maintenance USA and Trayco brands generally serve our facilities maintenance customers; Barnett, Copperfield, U.S. Lock, Sun Star and Leran brands generally serve our professional contractor customers; Hardware Express and AF Lighting brands generally serve our specialty distributors customers. Our multi-brand operating model, which we believe is unique in the industry, allows us to use a single platform to deliver tailored products and services to meet the individual needs of each respective customer group served. We reach our markets using a variety of sales channels, including a sales force of over 600 field sales representatives, over 350 telesales and customer service representatives, a direct marketing program of approximately five million pieces annually, brand-specific websites and a national accounts sales program. We deliver our products through our network of two national distribution centers, 60 regional distribution centers, and 22 professional contractor showrooms located throughout the United States and Canada, 26 vendor managed inventory locations at large professional contractor customer locations and a dedicated fleet of trucks. Our broad distribution network allows us the ability to provide reliable next-day delivery service to approximately 98% of the U.S. population and same-day delivery to most major metropolitan markets.

        We were incorporated as a Delaware corporation, and as a result of a reincorporation merger in connection with our initial public offering in December 2004, we became the sole shareholder of Interline New Jersey. We are a holding company whose principal asset is the capital stock of Interline New Jersey.

  Interline New Jersey

        Interline New Jersey is the principal operating subsidiary of Interline Brands. Interline New Jersey originally conducted its business through Wilmar Industries, Inc. ("Wilmar Industries"), a New Jersey corporation incorporated in 1978, and initially focused on marketing and distributing MRO products to multi-family housing facilities. In January 1996, Wilmar Industries successfully completed an initial public offering. From 1996 through 1999, it acquired several MRO distribution companies, including the Sexauer Group. In May 2000, an investor group acquired Wilmar Industries in a buy-out of the public shareholders of Wilmar Industries pursuant to a going-private merger and recapitalization transaction. In September 2000, Wilmar Industries completed its acquisition of Barnett Inc., and in June 2001, Wilmar Industries was renamed Interline Brands, Inc.

FORWARD-LOOKING STATEMENTS

        Some of the statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act that are subject to risks and uncertainties. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as "may," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus, any prospectus supplement and our filings with the SEC, which are incorporated by reference into this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include:

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  economic slowdowns,

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  general market conditions,

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  credit market contractions,

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  product cost and price fluctuations due to market conditions,

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  consumer spending and debt levels,

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  adverse changes in trends in the home improvement and remodeling and home building markets,

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  the highly competitive nature of the maintenance, repair and operations distribution industry,

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  material facilities and systems disruptions and shutdowns,

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  failure to realize expected benefits from acquisitions,

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  our ability to purchase products from suppliers on favorable terms,

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  the length of our supply chains,

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  work stoppages or other business interruptions at transportation centers or shipping ports,

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  fluctuations in the cost of commodity-based products, raw materials and fuel prices,

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  currency exchange rates,

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  the loss of significant customers,

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  our ability to accurately predict market trends,

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  failure to locate, acquire and successfully integrate acquisition candidates,

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  dependence on key employees,

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  our inability to protect trademarks,

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  adverse publicity and litigation,

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  our level of debt,

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  interest rate fluctuations,

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  future cash flows,

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  changes in consumer preferences,

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  labor and benefit costs,

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  weather conditions, and

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  the other factors described under "Risk Factors" and elsewhere in this prospectus, and in any prospectus supplement incorporated by reference into this prospectus.

        You should keep in mind that any forward-looking statement made by us in this prospectus, in any prospectus supplement, in our filings with the SEC, which are incorporated by reference into this prospectus, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this prospectus, in any prospectus supplement, in our filings with the SEC, which are incorporated by reference into this prospectus, or elsewhere might not occur. Notwithstanding the foregoing, all information contained in this prospectus is materially accurate as of the date of this prospectus.

RISK FACTORS

        Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 26, 2008, which is incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

        Unless otherwise stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by Interline Brands or Interline New Jersey for general corporate purposes, which may include additions to working capital, repayment or redemption of existing indebtedness and financing of capital expenditures and acquisitions. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

 RATIO OF EARNINGS TO FIXED CHARGES
AND
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

        The following table sets forth Interline Brands' ratio of earnings to fixed changes and ratio of combined fixed charges and preferred dividends to earnings for the periods indicated.

	Year Ended					Nine Months Ended
	December 31, 2004	December 30, 2005	December 29, 2006	December 28, 2007	December 26, 2008	September 25, 2009
Ratio of earnings to fixed charges	1.8	2.5	2.3	2.9	2.7	2.4
Ratio of earnings to combined fixed charges and preferred dividends	1.0	2.5	2.3	2.9	2.7	2.4

        For the purposes of calculating the ratio of earnings to fixed charges, earnings represent pretax income from continuing operations, plus fixed charges. Fixed charges consist of interest expense, plus discounts and capitalized expenses related to indebtedness, and our estimate of the interest within rental expense. Fixed charges exclude accrued dividends on the preferred stock of Interline New Jersey.

        For purposes of computing the ratio of combined fixed changes and preferred dividends to earnings, preferred dividends consist of the pretax earnings that would be required to pay the accrued dividends on outstanding preferred stock of Interline New Jersey for each period. Since December 21, 2004, following a merger that occurred in connection with our initial public offering, all of the preferred stock of Interline New Jersey has been held by Interline Brands and is not included in preferred dividends after such date.

DESCRIPTION OF CAPITAL STOCK OF INTERLINE BRANDS

General

        The following description of our capital stock summarizes the material terms and provisions of our common stock and preferred stock, $0.01 par value per share, to which any prospectus supplement may relate. This section also summarizes relevant provisions of Delaware law. The following description of our common stock and preferred stock is a summary of all material terms but each investor is also encouraged to read the applicable provisions of Delaware law and our certificate of incorporation, our by-laws and Shareholder Rights Plan (as defined below), copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Capital Stock

        As of November 27, 2009, our authorized capital stock included 120,000,000 shares divided as follows: 20,000,000 shares of preferred stock, $0.01 par value per share, and 100,000,000 shares of common stock, $0.01 par value per share. At November 27, 2009, there were 32,478,812 shares of our common stock outstanding (excluding 115,601 shares held in treasury) and no shares of preferred stock outstanding.

Common Stock

        The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. The common stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding common stock voting for the election of directors can elect all directors then being elected. The holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of legally available funds. Upon our liquidation or dissolution, the holders of common stock will be entitled to share ratably in our assets legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of any series of preferred stock that may be issued in the future.

Preferred Stock

        We are authorized to issue up to 20,000,000 shares of preferred stock. Our board of directors is authorized, subject to limitations prescribed by Delaware law and our certificate of incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. Our board of directors also is authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders.

        Our board of directors is expressly authorized to fix or determine whether each series of shares of preferred stock:

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  may have such voting rights or powers, full or limited, if any;

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  may be subject to redemption at such time or times and at such prices, if any;

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  may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock, if any;

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  may have such rights upon the voluntary or involuntary liquidation, winding up or dissolution of, upon any distribution of the assets of, or in the event of any merger, sale or consolidation of, Interline Brands, if any;

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  may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of Interline Brands (or any other securities of Interline Brands or any other person) at such price or prices or at such rates of exchange and with such adjustments, if any;

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  may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts, if any;

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  may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of Interline Brands or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by Interline Brands or any subsidiary of, any outstanding shares of Interline Brands, if any;

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  may be subject to restrictions on transfer or registration of transfer, or on the amount of shares that may be owned by any person or group of persons; and

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  may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, if any; all as shall be stated in the certificate of designation or our board of directors resolution providing for the designation and issue of such shares of preferred stock.

        The material terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. That prospectus supplement may not restate the certificate of designation or board of directors resolution that establishes a particular series of preferred stock in its entirety. The certificate of designation or board of directors resolution will be filed with the Secretary of State of the Delaware and with the SEC.

        The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our common stock, which could have an adverse impact on the market price of our common stock. We have no current plan to issue any shares of preferred stock.

Shareholder Rights Plan

        On March 22, 2009, our board of directors adopted a shareholder rights plan (the "Shareholder Rights Plan") and authorized and declared a dividend distribution of one preferred stock purchase right (a "Right") for each outstanding share of Interline Brands' common stock. For so long as the Shareholder Rights Plan is in effect, a Right will be issued each time a new share of common stock is issued. Until the Rights become exercisable, they will trade with, and be inseparable from, our common stock. The Rights are not exercisable unless an entity becomes, or launches a tender offer to become, the beneficial owner of 15% or more of Interline Brands' outstanding common stock (including derivative positions), subject to certain exceptions. Each Right, if and when it becomes exercisable, entitles the holder to buy 1/1000 of a share of our Series A Junior Participating Preferred Stock, par value $0.01 per share ("Junior Preferred Stock"), at a price of $30.00 per 1/1000 of a share subject to adjustment (the "Exercise Price"). If any person or group becomes the beneficial owner of 15% or more of Interline Brands' common stock at any time after the date of the Shareholder Rights Plan (with certain limited exceptions), then each Right not owned by such person or group will entitle its holder to purchase, at the Exercise Price, shares of Interline Brands' common stock or, in certain circumstances, common stock of the acquiring person, having a market value of twice the Exercise Price. The Rights will expire at the close of business on March 22, 2012, unless earlier redeemed or exchanged by Interline Brands. The description and terms of the Rights are set forth in a rights agreement between Interline Brands and Mellon Investor Services LLC, as the Rights Agent.

        Each one one-thousandth of a share of Junior Preferred Stock, if issued:

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  will not be redeemable;

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  will entitle holders to receive, when, as and if declared by the Board of Directors, quarterly dividend payments in an amount per share equal to the greater of, (a) $0.0001 or (b) subject to the provision for adjustment set forth in the rights agreement, the aggregate per share amount of all cash dividends, and the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of common stock or a subdivision of the outstanding shares of common stock (by reclassification or otherwise), declared on the common stock since the date on which the last quarterly dividend was declared, or, with respect to the first quarterly dividend payment, since the first issuance of any share or fraction of a share of Junior Preferred Stock;

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  will entitle holders upon liquidation to $1.00 per share of Junior Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment;

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  will entitle holders to the same voting power as one share of common stock on all matters submitted to a vote of the stockholders of the Company, and each fractional share of Junior Preferred Stock will entitle the holder thereof to a pro rata fractional vote; and

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  will entitle holders to a per share payment equal to the aggregate amount of stock, securities, cash and any other property (payable in kind), as the case may be, into which or for which each share of common stock is changed or exchanged via merger, consolidation, or a similar transaction.

Certain Certificate of Incorporation, By-Law and Statutory Provisions

        In addition to the Rights provided by the Shareholder Rights Plan described above, the provisions of our certificate of incorporation and by-laws and of the Delaware General Corporation Law summarized below may have certain anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares.

Directors' Liability; Indemnification of Directors and Officers

        Our certificate of incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except:

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  for any breach of the duty of loyalty;

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  for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;

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  for liability under Section 174 of the Delaware General Corporation Law (relating to unlawful dividends, stock repurchases, or stock redemptions); or

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  for any transaction from which the director derived any improper personal benefit.

        This provision does not limit or eliminate our rights or those of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. The provisions will not alter the liability of directors under federal securities laws. In addition, our certificate of incorporation and by-laws provide that we indemnify each director and the officers, employees, and agents determined by our board of directors to the fullest extent provided by the laws of the State of Delaware.

Special Meetings of Stockholders

        Our by-laws provide that special meetings of stockholders may be called only by the chairman, lead independent director or by a majority of the members of our board of directors. Stockholders are not permitted to call a special meeting of stockholders, to require that the chairman call such a special meeting or to require that our board of directors request the calling of a special meeting of stockholders.

Stockholder Action; Advance Notice Requirements for Stockholder Proposals and Director Nominations

        Our certificate of incorporation provides that stockholders may not take action by written consent, but may only take action at duly called annual or special meetings. In addition, our by-laws establish advance notice procedures for:

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  stockholders to nominate candidates for election as a director; and

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  stockholders to propose topics at stockholders' meetings.

        Stockholders must notify our corporate secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in our by-laws. To be timely, the notice must be received at our corporate headquarters not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year's annual meeting of stockholders. If the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the first anniversary of the preceding year's annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be received not earlier than the 120th day prior to the annual meeting and not later than the later of the 90th day prior to the annual meeting or the 10th day following the day on which we notify stockholders of the date of the annual meeting, either by mail or other public disclosure. In the case of a special meeting of stockholders called to elect directors, the stockholder notice must be received not earlier than 120 days prior to the special meeting and not later than the later of the 90th day prior to the special meeting and the 10th day following the day on which we notify stockholders of the date of the special meeting, either by mail or other public disclosure. These provisions may preclude some stockholders from bringing matters before the stockholders at an annual or special meeting or from nominating candidates for director at an annual or special meeting.

Amendment to Certain Certificate of Incorporation and By-Law Provisions

        Our certificate of incorporation provides that amendments to certain provisions of the certificate will require the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of our voting stock, namely: the provisions requiring a 66 2/3% stockholder vote for removal of directors; the provisions requiring a 66 2/3% stockholder vote for the amendment, repeal or adoption of certain of our by-law provisions (described below); the provisions requiring a 66 2/3% stockholder vote for the amendment of certain provisions of our certificate of incorporation; and the provisions prohibiting stockholder action by written consent except under certain circumstances.

        In addition, our certificate of incorporation and by-laws provide that our by-laws are subject to adoption, amendment or repeal either by (a) a majority of the members of our board of directors or (b) the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of our voting stock. The 66 2/3% vote will allow the holders of a minority of our voting securities to prevent the holders of a majority or more of our voting securities from amending our by-laws.

Election and Removal of Directors

        Our board of directors is divided into three classes of directors. Each class should consist, as nearly as possible, of one-third of the directors constituting the entire board of directors. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders.

        This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of our directors.

        Our certificate of incorporation and by-laws do not provide for cumulative voting in the election of directors. Our directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 2/3% of the outstanding shares of our voting stock.

Anti-Takeover Provisions of Delaware Law

        In general, Section 203 of the Delaware General Corporation Law prevents an interested stockholder (defined generally as a person owning 15% or more of the corporation's outstanding voting stock) of a Delaware corporation from engaging in a business combination (as defined) for three years following the date that person became an interested stockholder unless various conditions are satisfied. Under our certificate of incorporation, we have opted out of the provisions of Section 203.

Transfer Agent and Registrar

        The transfer agent and registrar for the common stock is The Bank of New York Mellon Corporation.

DESCRIPTION OF DEPOSITARY SHARES OF INTERLINE BRANDS

General

        We may, at our option, elect to offer depositary shares representing a fractional share or multiple shares of our preferred stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share or multiple shares of a particular series of preferred stock as described in the applicable prospectus supplement. The preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred stock or fraction thereof represented by the depositary share, to all of the rights and preferences of the preferred stock represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For an additional description of our preferred stock, see the descriptions in this prospectus under the heading "Description of Capital Stock of Interline Brands—Preferred Stock."

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences.

        The following description sets forth certain general terms and provisions of the deposit shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference into this prospectus.

        The following description of the depositary shares and deposit agreement is a summary of all material terms but each investor is also encouraged to read the provisions of the deposit agreement, including the form of depositary receipt, that will be filed with the SEC in connection with the offering of such depositary shares.

        Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

        Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

        The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

        If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

        Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

        Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

        The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

        The depositary's corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF DEBT SECURITIES OF INTERLINE BRANDS

        We may issue senior debt securities or subordinated debt securities (together, the "debt securities"). The senior debt securities will constitute part of our senior debt, will be issued under a senior debt indenture between us and The Bank of New York Mellon Trust Company, N.A., as senior indenture trustee (the "Interline Brands senior debt indenture"), and will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be issued under a subordinated debt indenture between us and The Bank of New York Mellon Trust Company, N.A., as subordinated indenture trustee (the "Interline Brands subordinated debt indenture"), and will be subordinate and junior in right of payment, as set forth in the subordinated debt indenture, to all of our senior indebtedness. We refer to the Interline Brands senior debt indenture and the Interline Brands subordinated debt indenture individually as an "indenture" and collectively as the "indentures." The senior indenture trustee and the subordinated indenture trustee are both referred to, individually, as the "trustee." The forms of the indentures are exhibits to the registration statement we filed with the SEC, of which this prospectus is a part. A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, will, if not already included in the forms of indenture, be filed with the SEC at the time of the offering and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

        We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the applicable indenture, which contains additional information regarding the debt securities.

General

        The debt securities that may be offered under the indentures are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or in a supplement to the indenture relating to that series.

        The prospectus supplement, including any related pricing supplement, relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered, and will contain the specific terms of that series. These terms may include the following:

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  the title of the series of debt securities;

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  whether the debt securities are senior debt securities or subordinated debt securities or any combination thereof;

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  the purchase price, denomination and any limit on the aggregate principal amount of the debt securities;

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  the date or dates on which principal and premium, if any, on the debt securities will be payable;

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  the terms and conditions, if any, under which the debt securities may be converted into or exchanged for our common stock or other securities;

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  the rate or rates at which the debt securities will bear interest, if any, or the method of calculating the rate or rates of interest, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the dates on which interest will be payable, and any regular record date for payment of interest;

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  the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

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  any covenants to which Interline Brands may be subject with respect to the debt securities;

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  the place or places where the debt securities may be exchanged or transferred;

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  the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option;

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  the terms and conditions upon which we may be obligated to redeem or purchase the debt securities under any sinking fund or similar provisions or upon the happening of a specified event or at the option of a holder;

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  the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

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  if other than U.S. dollars, the currency or currencies, including the currency unit or units, in which payments of principal of, premium, if any, and interest on the debt securities will or may be payable, or in which the debt securities shall be denominated, and any particular related provisions;

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  if we or a holder may elect that payments of principal of, premium, if any, or interest on the debt securities be made in a currency or currencies, including currency unit or units, other than that in which the debt securities are denominated or designated to be payable, the currency or currencies in which such payments are to be made, including the terms and conditions applicable to any payments and the manner in which the exchange rate with respect to such payments will be determined, and any particular related provisions;

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  if the amount of payments of principal of, premium, if any, and interest on debt securities are determined with reference to an index, formula or other method, which may be based, without limitation, on a currency or currencies other than that in which the debt securities are denominated or designated to be payable, the index, formula or other method by which the amounts will be determined;

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  if other than the full principal amount, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of maturity;

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  the applicability of the provisions described in "—Defeasance and Covenant Defeasance" below;

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  whether the subordination provisions summarized below or different subordination provisions will apply to any debt securities that are subordinated debt securities;

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  the events of default;

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  any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

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  whether the debt securities shall have the benefit of any guarantee and, if so, the identity of the guarantor or guarantors and the terms and provisions applicable to any such guarantee;

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  any provisions relating to the satisfaction and discharge of the debt securities;

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  if we will issue the debt securities in whole or in part in the form of global securities; and

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  any other terms of the debt securities.

        The debt securities may be offered and sold at a substantial discount below their stated principal amount and may be "original issue discount securities." Original issue discount securities will bear no interest or interest at a rate below the prevailing market rate at the time of issuance. In addition, less than the entire principal amount of these securities will be payable upon declaration of acceleration of their maturity. We will describe any U.S. federal income tax consequences and other special considerations applicable to any such original issue discount securities in the applicable prospectus supplement. We encourage you to consult with your own competent tax and financial advisors on these important matters.

Exchange, Registration, Transfer and Payment

        Unless otherwise indicated in the applicable prospectus supplement, the principal of, premium, if any, and interest on the debt securities will be payable, and the exchange of and the transfer of debt securities will be registrable, at our office or agency maintained for such purpose in New York and at any other office or agency maintained for that purpose. We will issue the debt securities in denominations of $1,000 or integral multiples of $1,000. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed because of the transactions.

        All money paid by us to a paying agent for the payment of principal of, premium, if any, or interest on any debt security which remains unclaimed for one year after the principal, premium or interest has become due and payable may be repaid to us, and thereafter the holder of the debt security may look only to us for payment of those amounts.

        In the event of any redemption, we will not be required to (a) issue, register the transfer of or exchange the debt securities of any series during a period beginning 15 days before the mailing of a notice of redemption of debt securities of that series to be redeemed and ending on the date of the mailing or (b) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Global Securities

        We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.

        We will deposit global securities with the depositary identified in the prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as "participants." The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

        We and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.

        Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary, upon receipt of any payments, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of the participants.

        If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

Subordination of Subordinated Debt Securities

        Any subordinated debt securities issued under the subordinated debt indenture will be subordinate and junior in right of payment to all Senior Debt (as defined below) of Interline Brands whether existing at the date of the subordinated debt indenture or subsequently incurred. Upon any payment or distribution of assets of Interline Brands to creditors upon any:

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  liquidation;

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  dissolution;

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  winding-up;

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  receivership;

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  reorganization;

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  assignment for the benefit of creditors;

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  marshaling of assets;

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  bankruptcy;

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  insolvency; or

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  debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Interline Brands;

the holders of Senior Debt will first be entitled to receive payment in full of the principal of and premium, if any, and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of and any premium or interest on the subordinated debt securities.

        Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal (including redemption payments), or premium, if any, or interest on the subordinated debt securities.

        No payments on account of principal (including redemption payments), or premium, if any, or interest, in respect of the subordinated debt securities may be made if:

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  there has occurred and is continuing a default in any payment with respect to Senior Debt; or

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  there has occurred and is continuing an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof.

        "Debt" means, with respect to any person:

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  every obligation of such person for money borrowed;

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  every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

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  every obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities (or reimbursement obligations thereto) issued for the account of such person;

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  every obligation of such person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business in connection with the acquisition of goods or services;

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  every capital lease obligation of such person;

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  every obligation of others secured by a lien on any asset by such person;

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  every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or for which such person is responsible or liable, directly or indirectly, as obligor or otherwise; and

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  every obligation for claims in respect of derivative products.

        "Senior Debt" means the principal of, and premium, if any, and interest on Debt of Interline Brands, whether created, incurred or assumed on, before or after the date of the subordinated debt indenture, unless the instrument creating or evidencing the Debt provides that such Debt is subordinated to or pari passu with the subordinated debt securities described herein.

        The indentures will place no limitation on the amount of additional Senior Debt that may be incurred by Interline Brands.

        The subordinated debt securities may have additional or different subordination provisions as are set forth in the applicable prospectus supplement.

Optional Redemption

        Unless we specify otherwise in the applicable prospectus supplement, we may redeem any of the debt securities as a whole at any time or in part from time to time, at our option, on at least 15 days, but not more than 45 days, prior notice mailed to the registered address of each holder of the debt securities to be redeemed, at respective redemption prices equal to the greater of:

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  100% of the principal amount of the debt securities to be redeemed, and

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  the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted to the redemption date, on a semi-annual basis, assuming a 360 day year consisting of twelve 30 day months, at the Treasury Rate, as defined below, plus the number, if any, of basis points specified in the applicable prospectus supplement;

plus, in each case, accrued interest to the date of redemption that has not been paid (such redemption price, the "Redemption Price").

        "Comparable Treasury Issue" means, with respect to the debt securities, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the debt securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such debt securities.

        "Comparable Treasury Price" means, with respect to any redemption date for the debt securities: (1) the average of two Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations; or (2) if the trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by the trustee.

        "Independent Investment Banker" means one of the Reference Treasury Dealers, to be appointed by us.

        "Reference Treasury Dealer" means four primary U.S. Government securities dealers to be selected by us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third business day preceding such redemption date.

        "Remaining Scheduled Payments" means, with respect to each debt security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such debt security, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

        "Treasury Rate" means, with respect to any redemption date for the debt securities: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury debt securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the debt securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

        On and after the redemption date, interest will cease to accrue on the debt securities or any portion thereof called for redemption, unless we default in the payment of the Redemption Price, and accrued interest. On or before the redemption date, we shall deposit with a paying agent, or the applicable trustee, money sufficient to pay the Redemption Price of and accrued interest on the debt securities to be redeemed on such date. If we elect to redeem less than all of the debt securities of a series, then the trustee will select the particular debt securities of such series to be redeemed in a manner it deems appropriate and fair.

Consolidation, Merger and Sale of Assets

        We may not consolidate or merge with or into any other person, including any other entity, or convey, transfer or lease all or substantially all of our properties and assets to any person or group of affiliated persons unless:

  •
  we are the continuing corporation or the person, if other than us, formed by such consolidation or with which or into which we are merged or the person to which all or substantially all our properties and assets are conveyed, transferred or leased is a corporation or other entity organized and existing under the laws of the United States, any of its States or the District of Columbia and expressly assumes our obligations under the debt securities and the relevant indenture; and

  •
  immediately after giving effect to the transaction, there is no default and no event of default under the relevant indenture.

        If we consolidate with or merge into any other corporation or entity or convey, transfer or lease all or substantially all of our property and assets as described in the preceding paragraph, the successor corporation or entity shall succeed to and be substituted for us, and may exercise our rights and powers under the indentures, and thereafter, except in the case of a lease, we will be relieved of all obligations and covenants under the indentures and all outstanding debt securities.

Certain Covenants

        Any covenants of Interline Brands pertaining to a series of debt securities will be set forth in a prospectus supplement relating to such series of debt securities.

        Except as described in the prospectus and any applicable prospectus supplement relating to such series of debt securities, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving Interline Brands.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, "events of default" under each indenture with respect to debt securities of any series will include:

  •
  default in the payment of interest on any debt security of that series when due that continues for a period of 30 days;

  •
  default in the payment of principal of, or premium on, any debt security of that series when due;

  •
  default in the deposit of any sinking fund payment on that series for five days after it becomes due;

  •
  failure to comply with any of our other agreements contained in the indenture for a period of 60 days after written notice to us in accordance with the terms of the indenture;

  •
  failure to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by us in excess of $50,000,000, if the indebtedness is not discharged, or the acceleration is not annulled, within 30 days of our receiving written notice of the failure in accordance with the indenture;

  •
  certain events of bankruptcy, insolvency or reorganization; and

  •
  any other events of default specified in the applicable prospectus supplement.

        No event of default with respect to a particular series of debt securities, except as to certain events involving bankruptcy, insolvency or reorganization with respect to us, necessarily constitutes an event of default with respect to any other series of debt securities.

        In general, each indenture obligates the trustee to give notice of a default with respect to a series of debt securities to the holders of that series. The trustee may withhold notice of any default, except a default in payment on any debt security, if the trustee determines it is in the best interest of the holders of that series to do so.

        If there is a continuing event of default, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of an affected series may require us to repay immediately the unpaid principal, or if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of and interest on all debt securities of that series. Subject to certain conditions, the holders of a majority in principal amount of the debt securities of a series may rescind our obligation to accelerate repayment and may waive past defaults, except a default in payment of the principal of and premium, if any, and interest on any debt security of that series and some covenant defaults under the terms of that series.

        Under the terms of each indenture, the trustee may refuse to enforce the indenture or the debt securities unless it first receives satisfactory security or indemnity from the holders of debt securities. Subject to limitations specified in each indenture, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to each indenture or for the appointment of a receiver or trustee, or for any other remedy under each indenture except as set forth in the applicable prospectus supplement.

        Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on the debt security on or after the due dates expressed in the debt security and to institute suit for the enforcement of any such payment.

        Each indenture requires us to furnish to the trustee annually a certificate as to our compliance with such indenture.

Satisfaction and Discharge

        We can discharge or defease our obligations under the indentures as stated below or as provided in the applicable prospectus supplement.

        Unless otherwise provided in the applicable prospectus supplement, we may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either (i) become due and payable, or (ii) are by their terms to become due and payable within one year, or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the reasonable expense, of Interline Brands. We may effect a discharge by irrevocably depositing with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Modification of the Indentures

        Each indenture permits us and the relevant trustee to amend the indenture without the consent of the holders of any of the debt securities:

  •
  to evidence the succession of another corporation or entity and the assumption of our covenants under such indenture and the debt securities;

  •
  to add to our covenants or to the events of default or to make certain other changes which would not adversely affect in any material respect the holder of any outstanding debt securities;

  •
  to secure any of the debt securities;

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  to cure any ambiguity, defect or inconsistency; and

  •
  for other purposes as described in each indenture.

        Each indenture also permits us and the trustee, with the consent of the holders of a majority in principal amount of the debt securities of each series affected by the amendment, with each such series voting as a class, to add any provisions to or change or eliminate any of the provisions of such indenture or any supplemental indenture or to modify the rights of the holders of debt securities of each series, provided, however, that, without the consent of the holder of each debt security so affected, no such amendment may:

  •
  change the maturity of the principal of or premium, if any, or any installment of principal or interest on any debt security;

  •
  reduce the principal amount of any debt security, or the rate of interest or any premium payable upon the optional redemption or scheduled maturity of any debt security, or change the manner in which the amount of any of the foregoing is determined;

  •
  reduce the amount of principal payable upon acceleration of maturity;

  •
  change the place of payment where, or the currency or currency unit in which, any debt security or any premium or interest on the debt security is payable;

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  reduce the percentage in principal amount of affected debt securities the consent of whose holders is required for amendment of the indenture or for waiver of compliance with some provisions of the indenture or for waiver of some defaults; or

  •
  modify the provisions relating to waiver of some defaults or any of the provisions relating to amendment of the indenture except to increase the percentage required for consent or to provide that some other provisions of the indenture may not be modified or waived.

        The holders of a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive, insofar as is applicable to that series, our compliance with some restrictive provisions of the indentures.

        We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities in a manner adverse to the holders of senior indebtedness without the written consent of the requisite holders of senior indebtedness then outstanding under the terms of such senior indebtedness.

Defeasance and Covenant Defeasance

        Except as provided in the applicable prospectus supplement, we may elect either:

  •
  to be discharged from all our obligations in respect of debt securities of any series, except for our obligations to register the transfer or exchange of debt securities, to replace temporary,

    destroyed, stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust (we refer to this discharge as "defeasance"); or

  •
  to be released from our obligations to comply with some restrictive covenants applicable to the debt securities of any series (we refer to this release as "covenant defeasance");

in either case upon the deposit with the trustee, or other qualifying trustee, in trust, of money and/or U.S. government obligations which will provide money sufficient to pay all principal of and any premium and interest on the debt securities of that series when due. We may establish such a trust only if, among other things, we have received an opinion of counsel to the effect that the holders of debt securities of the series (a) will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance or covenant defeasance and (b) will be subject to federal income tax on the same amounts, and in the same manner and at the same times as would have been the case if the deposit, defeasance or covenant defeasance had not occurred. The opinion, in the case of defeasance under the first bullet point above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws occurring after the date of the relevant indenture.

        We may exercise the defeasance option with respect to debt securities notwithstanding our prior exercise of the covenant defeasance option. If we exercise the defeasance option, payment of the debt securities may not be accelerated because of a default. If we exercise the covenant defeasance option, payment of the debt securities may not be accelerated by reason of a default with respect to the covenants to which covenant defeasance is applicable. However, if the acceleration were to occur by reason of another default, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Conversion or Exchange Rights

        The terms and conditions, if any, on which debt securities being offered are convertible into or exchangeable for our common stock or other securities will be set forth in an applicable prospectus supplement. Those terms will include the conversion or exchange price, the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holder or us, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event that the debt securities are redeemed.

Regarding the Trustee

        The Bank of New York Mellon Trust Company, N.A. will serve as trustee under the Interline Brands senior debt indenture and the Interline Brands subordinated debt indenture. The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) serves as trustee under the indenture for the 8 1/8% senior subordinated notes of Interline New Jersey and will serve as trustee under the Interline New Jersey senior debt indenture and the Interline New Jersey subordinated debt indenture (both as defined below).

        Each indenture contains limitations on the rights of the trustee, should the trustee become our creditor, to obtain payment of claims in some cases, or to realize on specified property received in respect of these claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates, provided, however, that if it acquires any conflicting interest as described under the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

Governing Law

        The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF GUARANTEES OF INTERLINE BRANDS

        Interline Brands will fully and unconditionally guarantee the obligations of Interline New Jersey relating to its debt securities issued under this prospectus. Certain of the direct and indirect wholly-owned subsidiaries of Interline Brands may fully and unconditionally guarantee the obligations of Interline Brands and/or Interline New Jersey relating to any debt securities either of them may issue under this prospectus.

        The guarantees of Interline Brands, together with the guarantees of the subsidiary guarantors (to the extent the subsidiary guarantors will guarantee the obligations of Interline New Jersey), will be joint and several.

        The specific terms and provisions of each guarantee, including any provisions relating to the subordination of any guarantee, will be described in the applicable prospectus supplement. The obligations of each guarantor under its guarantee will be limited as necessary to seek to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable federal or state law.

DESCRIPTION OF WARRANTS OF INTERLINE BRANDS

        We may issue warrants for the purchase of debt securities, common stock, preferred stock or depositary shares. Warrants may be issued independently or together with debt securities, common stock, preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Interline Brands and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The following description of the terms of the warrants sets forth the general terms and provisions of the warrants to which any prospectus supplement may relate. The following description of certain provisions of the warrants is a summary of all material terms but each investor is also encouraged to read the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

        The prospectus supplement relating to a particular issue of debt warrants will describe the specific terms of such debt warrants, including the following:

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  the title of such debt warrants;

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  the offering price for such debt warrants, if any;

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  the aggregate number of such debt warrants;

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  the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

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  if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

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  if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

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  the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

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  the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

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  if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

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  whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

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  information with respect to book-entry procedures, if any;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  if applicable, a discussion of material U.S. federal income tax considerations;

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  the antidilution or adjustment provisions of such debt warrants, if any;

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  the redemption or call provisions, if any, applicable to such debt warrants; and

  •
  any additional terms of such debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

        The prospectus supplement relating to a particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the specific terms of such warrants, including the following:

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  the title of such warrants;

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  the offering price for such warrants, if any;

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  the aggregate number of such warrants;

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  the designation and terms of the securities purchasable upon exercise of such warrants;

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  if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each offered security;

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  if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

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  the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  the antidilution or adjustment provisions of such warrants, if any;

  •
  the redemption or call provisions, if any, applicable to such warrants; and

  •
  any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS OF INTERLINE BRANDS

        We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

        The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

  •
  the date of determining the security holders entitled to the rights distribution;

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  the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

  •
  the exercise price;

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  the conditions to completion of the rights offering;

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  the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

  •
  any applicable federal income tax considerations.

        Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

        If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS OF INTERLINE BRANDS

        We may issue purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a number or amount of debt securities, shares of our common stock, shares of our preferred stock or depositary shares, warrants or government securities at a future date or dates. The price per equity security and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula stated in the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. These payments may be unsecured, secured or prefunded on some basis to be specified in the applicable prospectus supplement or other offering material.

        The prospectus supplement relating to any purchase contracts we are offering will specify the material terms of the purchase contracts and any applicable pledge or depository arrangements, including one or more of the following:

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  The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase our debt securities, common stock, preferred stock, depositary shares or warrants or the formula by which such amount shall be determined.

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  The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

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  The events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate.

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  The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

  •
  Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

  •
  The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be our debt securities, preferred securities, common stock, depositary shares, warrants or government securities.

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  The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or be distributed to the holder.

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  The amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

        The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

DESCRIPTION OF UNITS OF INTERLINE BRANDS

        As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

  •
  a description of the terms of any unit agreement governing the units;

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units; and

  •
  whether the units will be issued in fully registered or global form.

DESCRIPTION OF DEBT SECURITIES OF INTERLINE NEW JERSEY

        Interline New Jersey may issue senior debt securities or subordinated debt securities (together, the "debt securities"). The senior debt securities will constitute part of its senior debt, will be issued under a senior debt indenture between Interline New Jersey and The Bank of New York Mellon Trust Company, N.A., as senior indenture trustee (the "Interline New Jersey senior debt indenture"), and will rank on a parity with all of its other unsecured and unsubordinated debt. The subordinated debt securities will be issued under a subordinated debt indenture between Interline New Jersey and The Bank of New York Mellon Trust Company, N.A., as subordinated indenture trustee (the "Interline New Jersey subordinated debt indenture"), and will be subordinate and junior in right of payment, as set forth in the subordinated debt indenture, to all of Interline New Jersey's senior indebtedness. Interline New Jersey refers to the Interline New Jersey senior debt indenture and the Interline New Jersey subordinated debt indenture individually as an "indenture" and collectively as the "indentures." The senior indenture trustee and the subordinated indenture trustee are both referred to, individually, as the "trustee." The forms of the indentures are exhibits to the registration statement Interline New Jersey filed with the SEC, of which this prospectus is a part. A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, will, if not already included in the forms of indenture, be filed with the SEC at the time of the offering and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

        Interline New Jersey has summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the applicable indenture, which contains additional information regarding the debt securities.

General

        The debt securities that may be offered under the indentures are not limited in aggregate principal amount. Interline New Jersey may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of Interline New Jersey's board of directors or in a supplement to the indenture relating to that series.

        The prospectus supplement, including any related pricing supplement, relating to any series of debt securities that Interline New Jersey may offer will state the price or prices at which the debt securities will be offered, and will contain the specific terms of that series. These terms may include the following:

  •
  the title of the series of debt securities;

  •
  whether the debt securities are senior debt securities or subordinated debt securities or any combination thereof;

  •
  the purchase price, denomination and any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which principal and premium, if any, on the debt securities will be payable;

  •
  the rate or rates at which the debt securities will bear interest, if any, or the method of calculating the rate or rates of interest, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the dates on which interest will be payable, and any regular record date for payment of interest;

  •
  the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

  •
  any covenant to which Interline New Jersey may be subject with respect to the debt securities;

  •
  the place or places where the debt securities may be exchanged or transferred;

  •
  the terms and conditions upon which Interline New Jersey may redeem the debt securities, in whole or in part, at our option;

  •
  the terms and conditions upon which Interline New Jersey may be obligated to redeem or purchase the debt securities under any sinking fund or similar provisions or upon the happening of a specified event or at the option of a holder;

  •
  the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

  •
  if other than U.S. dollars, the currency or currencies, including the currency unit or units, in which payments of principal of, premium, if any, and interest on the debt securities will or may be payable, or in which the debt securities shall be denominated, and any particular related provisions;

  •
  if Interline New Jersey or a holder may elect that payments of principal of, premium, if any, or interest on the debt securities be made in a currency or currencies, including currency unit or units, other than that in which the debt securities are denominated or designated to be payable, the currency or currencies in which such payments are to be made, including the terms and conditions applicable to any payments and the manner in which the exchange rate with respect to such payments will be determined, and any particular related provisions;

  •
  if the amount of payments of principal of, premium, if any, and interest on debt securities are determined with reference to an index, formula or other method, which may be based, without limitation, on a currency or currencies other than that in which the debt securities are denominated or designated to be payable, the index, formula or other method by which the amounts will be determined;

  •
  if other than the full principal amount, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of maturity;

  •
  the applicability of the provisions described in "—Defeasance and Covenant Defeasance" below;

  •
  whether the subordination provisions summarized below or different subordination provisions will apply to any debt securities that are subordinated debt securities;

  •
  the events of default;

  •
  any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

  •
  whether the debt securities shall have the benefits of any guarantee and, if so, the identity of the guarantor or guarantors and the terms and provisions applicable to any such guarantee;

  •
  any provisions relating to the satisfaction and discharge of the debt securities;

  •
  if Interline New Jersey will issue the debt securities in whole or in part in the form of global securities; and

  •
  any other terms of the debt securities.

        The debt securities may be offered and sold at a substantial discount below their stated principal amount and may be "original issue discount securities." Original issue discount securities will bear no interest or interest at a rate below the prevailing market rate at the time of issuance. In addition, less than the entire principal amount of these securities will be payable upon declaration of acceleration of their maturity. Interline New Jersey will describe any U.S. federal income tax consequences and other special considerations applicable to any such original issue discount securities in the applicable prospectus supplement. You are encouraged to consult with your own competent tax and financial advisors on these important matters.

Exchange, Registration, Transfer and Payment

        Unless otherwise indicated in the applicable prospectus supplement, the principal of, premium, if any, and interest on the debt securities will be payable, and the exchange of and the transfer of debt securities will be registrable, at the office or agency maintained by Interline New Jersey for such purpose in New York and at any other office or agency maintained for that purpose. Interline New Jersey will issue the debt securities in denominations of $1,000 or integral multiples of $1,000. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange of the debt securities, but Interline New Jersey may require payment of a sum sufficient to cover any tax or other governmental charge imposed because of the transactions.

        All money paid by Interline New Jersey to a paying agent for the payment of principal of, premium, if any, or interest on any debt security which remains unclaimed for one year after the principal, premium or interest has become due and payable may be repaid to Interline New Jersey, and thereafter the holder of the debt security may look only to Interline New Jersey for payment of those amounts.

        In the event of any redemption, Interline New Jersey will not be required to (a) issue, register the transfer of or exchange the debt securities of any series during a period beginning 15 days before the mailing of a notice of redemption of debt securities of that series to be redeemed and ending on the date of the mailing or (b) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Global Securities

        Interline New Jersey may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If Interline New Jersey does issue global securities, the following procedures will apply.

        Interline New Jersey will deposit global securities with the depositary identified in the prospectus supplement. After Interline New Jersey issues a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as "participants." The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

        Interline New Jersey and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.

        Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of Interline New Jersey, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        Interline New Jersey expects that the depositary, upon receipt of any payments, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary's records. Interline New Jersey also expects that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of the participants.

        If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by Interline New Jersey within 90 days, Interline New Jersey will issue registered securities in exchange for the global security. In addition, Interline New Jersey may at any time in its sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, Interline New Jersey will issue debt securities of that series in definitive form in exchange for the global securities.

Subordination of Subordinated Debt Securities

        Any subordinated debt securities issued under the Interline New Jersey subordinated debt indenture will be subordinate and junior in right of payment to all Senior Debt (as defined below) of Interline New Jersey whether existing at the date of the Interline New Jersey subordinated debt indenture or subsequently incurred. Upon any payment or distribution of assets of Interline New Jersey to creditors upon any:

  •
  liquidation;

  •
  dissolution;

  •
  winding-up;

  •
  receivership;

  •
  reorganization;

  •
  assignment for the benefit of creditors;

  •
  marshaling of assets;

  •
  bankruptcy;

  •
  insolvency; or

  •
  debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Interline New Jersey;

the holders of Senior Debt will first be entitled to receive payment in full of the principal of and premium, if any, and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of and any premium or interest on the subordinated debt securities.

        Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal (including redemption payments), or premium, if any, or interest on the subordinated debt securities.

        No payments on account of principal (including redemption payments), or premium, if any, or interest, in respect of the subordinated debt securities may be made if:

  •
  there has occurred and is continuing a default in any payment with respect to Senior Debt; or

  •
  there has occurred and is continuing an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof.

        "Debt" means, with respect to any person:

  •
  every obligation of such person for money borrowed;

  •
  every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

  •
  every obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities (or reimbursement obligations thereto) issued for the account of such person;

  •
  every obligation of such person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business in connection with the acquisition of goods or services;

  •
  every capital lease obligation of such person;

  •
  every obligation of others secured by a lien on any asset by such person;

  •
  every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or for which such person is responsible or liable, directly or indirectly, as obligor or otherwise; and

  •
  every obligation for claims in respect of derivative products.

        "Senior Debt" means the principal of, and premium, if any, and interest on Debt of Interline New Jersey, whether created, incurred or assumed on, before or after the date of the subordinated debt indenture, unless the instrument creating or evidencing the Debt provides that such Debt is subordinated to or pari passu with the subordinated debt securities described herein.

        The indentures will place no limitation on the amount of additional Senior Debt that may be incurred by Interline New Jersey.

        The subordinated debt securities may have additional or different subordination provisions as are set forth in the applicable prospectus supplement.

Optional Redemption

        Unless Interline New Jersey specifies otherwise in the applicable prospectus supplement, Interline New Jersey may redeem any of the debt securities as a whole at any time or in part from time to time, at our option, on at least 15 days, but not more than 45 days, prior notice mailed to the registered address of each holder of the debt securities to be redeemed, at respective redemption prices equal to the greater of:

  •
  100% of the principal amount of the debt securities to be redeemed, and

  •
  the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted to the redemption date, on a semi-annual basis, assuming a 360 day year consisting of twelve 30 day months, at the Treasury Rate, as defined below, plus the number, if any, of basis points specified in the applicable prospectus supplement;

plus, in each case, accrued interest to the date of redemption that has not been paid (such redemption price, the "Redemption Price").

        "Comparable Treasury Issue" means, with respect to the debt securities, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the debt securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such debt securities.

        "Comparable Treasury Price" means, with respect to any redemption date for the debt securities: (1) the average of two Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations; or (2) if the trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by the trustee.

        "Independent Investment Banker" means one of the Reference Treasury Dealers, to be appointed by Interline New Jersey.

        "Reference Treasury Dealer" means four primary U.S. Government securities dealers to be selected by Interline New Jersey.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third business day preceding such redemption date.

        "Remaining Scheduled Payments" means, with respect to each debt security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such debt security, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

        "Treasury Rate" means, with respect to any redemption date for the debt securities: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury debt securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the debt securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

        On and after the redemption date, interest will cease to accrue on the debt securities or any portion thereof called for redemption, unless Interline New Jersey defaults in the payment of the Redemption Price, and accrued interest. On or before the redemption date, Interline New Jersey shall deposit with a paying agent, or the applicable trustee, money sufficient to pay the Redemption Price of and accrued interest on the debt securities to be redeemed on such date. If Interline New Jersey elects to redeem less than all of the debt securities of a series, then the trustee will select the particular debt securities of such series to be redeemed in a manner it deems appropriate and fair.

Consolidation, Merger and Sale of Assets

        Interline New Jersey may not consolidate or merge with or into any other person, including any other entity, or convey, transfer or lease all or substantially all of its properties and assets to any person or group of affiliated persons unless:

  •
  Interline New Jersey is the continuing corporation or the person, if other than Interline New Jersey, formed by such consolidation or with which or into which Interline New Jersey is merged or the person to which all or substantially all its properties and assets are conveyed, transferred or leased is a corporation or other entity organized and existing under the laws of the United States, any of its States or the District of Columbia and expressly assumes Interline New Jersey's obligations under the debt securities and the relevant indenture; and

  •
  immediately after giving effect to the transaction, there is no default and no event of default under the relevant indenture.

        If Interline New Jersey consolidates with or merges into any other corporation or entity or conveys, transfers or leases all or substantially all of its property and assets as described in the preceding paragraph, the successor corporation or entity shall succeed to and be substituted for Interline New Jersey, and may exercise its rights and powers under the indentures, and thereafter, except in the case of a lease, Interline New Jersey will be relieved of all obligations and covenants under the indentures and all outstanding debt securities.

Certain Covenants

        Any covenants of Interline New Jersey pertaining to a series of debt securities will be set forth in a prospectus supplement relating to such series of debt securities.

        Except as described in the prospectus and any applicable prospectus supplement relating to such series of debt securities, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving Interline New Jersey.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, "events of default" under each indenture with respect to debt securities of any series will include:

  •
  default in the payment of interest on any debt security of that series when due that continues for a period of 30 days;

  •
  default in the payment of principal of, or premium on, any debt security of that series when due;

  •
  default in the deposit of any sinking fund payment on that series for five days after it becomes due;

  •
  failure to comply with any of Interline New Jersey's other agreements contained in the indenture for a period of 60 days after written notice to Interline New Jersey in accordance with the terms of the indenture;

  •
  failure to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by Interline New Jersey in excess of $50,000,000, if the indebtedness is not discharged, or the acceleration is not annulled, within 30 days of Interline New Jersey's receiving written notice of the failure in accordance with the indenture;

  •
  certain events of bankruptcy, insolvency or reorganization; and

  •
  any other events of default specified in the applicable prospectus supplement.

        No event of default with respect to a particular series of debt securities, except as to certain events involving bankruptcy, insolvency or reorganization with respect to Interline New Jersey, necessarily constitutes an event of default with respect to any other series of debt securities.

        In general, each indenture obligates the trustee to give notice of a default with respect to a series of debt securities to the holders of that series. The trustee may withhold notice of any default, except a default in payment on any debt security, if the trustee determines it is in the best interest of the holders of that series to do so.

        If there is a continuing event of default, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of an affected series may require Interline New Jersey to repay immediately the unpaid principal, or if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of and interest on all debt securities of that series. Subject to certain conditions, the holders of a majority in principal amount of the debt securities of a series may rescind the obligation of Interline New Jersey to accelerate repayment and may waive past defaults, except a default in payment of the principal of and premium, if any, and interest on any debt security of that series and some covenant defaults under the terms of that series.

        Under the terms of each indenture, the trustee may refuse to enforce the indenture or the debt securities unless it first receives satisfactory security or indemnity from the holders of debt securities. Subject to limitations specified in each indenture, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to each indenture or for the appointment of a receiver or trustee, or for any other remedy under each indenture except as set forth in the applicable prospectus supplement.

        Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on the debt security on or after the due dates expressed in the debt security and to institute suit for the enforcement of any such payment.

        Each indenture requires Interline New Jersey to furnish to the trustee annually a certificate as to its compliance with such indenture.

Satisfaction and Discharge

        Interline New Jersey can discharge or defease its obligations under the indentures as stated below or as provided in the applicable prospectus supplement.

        Unless otherwise provided in the applicable prospectus supplement, Interline New Jersey may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either (i) become due and payable, or (ii) are by their terms to become due and payable within one year, or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the reasonable expense, of Interline New Jersey. Interline New Jersey may effect a discharge by irrevocably depositing with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Modification of the Indentures

        Each indenture permits Interline New Jersey and the relevant trustee to amend the indenture without the consent of the holders of any of the debt securities:

  •
  to evidence the succession of another corporation or entity and the assumption of Interline New Jersey's covenants under such indenture and the debt securities;

  •
  to add to the covenants of Interline New Jersey or to the events of default or to make certain other changes which would not adversely affect in any material respect the holder of any outstanding debt securities;

  •
  to secure any of the debt securities;

  •
  to cure any ambiguity, defect or inconsistency; and

  •
  for other purposes as described in each indenture.

        Each indenture also permits Interline New Jersey and the trustee, with the consent of the holders of a majority in principal amount of the debt securities of each series affected by the amendment, with each such series voting as a class, to add any provisions to or change or eliminate any of the provisions of such indenture or any supplemental indenture or to modify the rights of the holders of debt securities of each series, provided, however, that, without the consent of the holder of each debt security so affected, no such amendment may:

  •
  change the maturity of the principal of or premium, if any, or any installment of principal or interest on any debt security;

  •
  reduce the principal amount of any debt security, or the rate of interest or any premium payable upon the optional redemption or scheduled maturity of any debt security, or change the manner in which the amount of any of the foregoing is determined;

  •
  reduce the amount of principal payable upon acceleration of maturity;

  •
  change the place of payment where, or the currency or currency unit in which, any debt security or any premium or interest on the debt security is payable;

  •
  reduce the percentage in principal amount of affected debt securities the consent of whose holders is required for amendment of the indenture or for waiver of compliance with some provisions of the indenture or for waiver of some defaults; or

  •
  modify the provisions relating to waiver of some defaults or any of the provisions relating to amendment of the indenture except to increase the percentage required for consent or to provide that some other provisions of the indenture may not be modified or waived.

        The holders of a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive, insofar as is applicable to that series, Interline New Jersey's compliance with some restrictive provisions of the indentures.

        Interline New Jersey may not amend the Interline New Jersey subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities in a manner adverse to the holders of senior indebtedness without the written consent of the requisite holders of senior indebtedness then outstanding under the terms of such senior indebtedness.

Defeasance and Covenant Defeasance

        Except as provided in the applicable prospectus supplement, Interline New Jersey may elect either:

  •
  to be discharged from all the obligations of Interline New Jersey in respect of debt securities of any series, except for its obligations to register the transfer or exchange of debt securities, to replace temporary, destroyed, stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust (we refer to this discharge as "defeasance"); or

  •
  to be released from the obligations of Interline New Jersey to comply with some restrictive covenants applicable to the debt securities of any series (we refer to this release as "covenant defeasance");

in either case upon the deposit with the trustee, or other qualifying trustee, in trust, of money and/or U.S. government obligations which will provide money sufficient to pay all principal of and any premium and interest on the debt securities of that series when due. Interline New Jersey may establish such a trust only if, among other things, it has received an opinion of counsel to the effect that the holders of debt securities of the series (a) will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance or covenant defeasance and (b) will be subject to federal income tax on the same amounts, and in the same manner and at the same times as would have been the case if the deposit, defeasance or covenant defeasance had not occurred. The opinion, in the case of defeasance under the first bullet point above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws occurring after the date of the relevant indenture.

        Interline New Jersey may exercise the defeasance option with respect to debt securities notwithstanding its prior exercise of the covenant defeasance option. If Interline New Jersey exercises the defeasance option, payment of the debt securities may not be accelerated because of a default. If Interline New Jersey exercises the covenant defeasance option, payment of the debt securities may not be accelerated by reason of a default with respect to the covenants to which covenant defeasance is applicable. However, if the acceleration were to occur by reason of another default, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Regarding the Trustee

        The Bank of New York Mellon Trust Company, N.A. will serve as trustee under the Interline New Jersey senior debt indenture and the Interline New Jersey subordinated debt indenture. The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) serves as trustee under the indenture for the 8 1/8% senior subordinated notes of Interline New Jersey and will serve as trustee under the Interline Brands senior debt indenture and the Interline Brands subordinated debt indenture.

        Each indenture contains limitations on the rights of the trustee, should the trustee become the creditor of Interline New Jersey, to obtain payment of claims in some cases, or to realize on specified property received in respect of these claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with Interline New Jersey and its affiliates, provided, however, that if it acquires any conflicting interest as described under the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

Governing Law

        The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF GUARANTEES OF INTERLINE NEW JERSEY

        Interline New Jersey may from time to time guarantee the obligations of Interline Brands relating to any debt securities issued under this prospectus. The guarantees of Interline New Jersey will be full and unconditional. Certain of the direct and indirect wholly-owned subsidiaries of Interline Brands may fully and unconditionally guarantee the obligations of Interline Brands and/or Interline New Jersey relating to any debt securities either of them may issue under this prospectus.

        The guarantees of Interline New Jersey, together with the guarantees of the subsidiary guarantors (to the extent the subsidiary guarantors will guarantee the obligations of Interline Brands), will be joint and several.

        The specific terms and provisions of each guarantee, including any provisions relating to the subordination of any guarantee, will be described in the applicable prospectus supplement. The obligations of each guarantor under its guarantee will be limited as necessary to seek to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable federal or state law.

PLAN OF DISTRIBUTION

        We or Interline New Jersey may offer and sell the securities in any one or more of the following ways:

  •
  to or through underwriters, brokers or dealers;

  •
  directly to one or more purchasers;

  •
  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  through agents on a best-efforts basis; or

  •
  otherwise, including through a combination of any of the above methods of sale.

        In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

  •
  enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

  •
  sell shares of common stock short and deliver the shares to close out short positions;

  •
  enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

  •
  loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        Each time we or Interline New Jersey sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

  •
  the purchase price of the securities and the proceeds we will receive from the sale of the securities;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

  •
  any commissions allowed or paid to agents;

  •
  any other offering expenses;

  •
  any securities exchanges on which the securities may be listed;

  •
  the method of distribution of the securities;

  •
  the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

  •
  any other information we think is important.

        If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or Interline New Jersey in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices;

  •
  at varying prices determined at the time of sale; or

  •
  at negotiated prices.

  •
  Such sales may be effected:

  •
  in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

  •
  in transactions in the over-the-counter market;

  •
  in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

  •
  through the writing of options; or

  •
  through other types of transactions.

        The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

        The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or by Interline New Jersey directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

        If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

  •
  commercial and savings banks;

  •
  insurance companies;

  •
  pension funds;

  •
  investment companies; and

  •
  educational and charitable institutions.

        In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

        Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

        Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

        Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

        The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

        If more than 10 percent of the net proceeds of any offering of securities made under this prospectus will be received by members of the Financial Industry Regulatory Authority, or FINRA, participating in the offering or by affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h). The maximum compensation we will pay to any FINRA member or independent broker dealer in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering.

        To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

 LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters relating to the validity of the securities offered in this prospectus will be passed upon for Interline Brands, Interline New Jersey and the subsidiary guarantors by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters of New Jersey law relating to the debt securities of and guarantees by Interline New Jersey and the guarantees by Eagle Maintenance Supply, Inc. will be passed upon by Dechert LLP. Certain legal matters will be passed upon for underwriters, dealers or agents, if any, by the counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements incorporated into this prospectus by reference from Interline Brands' Annual Report on Form 10-K, and the effectiveness of Interline Brands' internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        You may read and copy any document that is filed by each of Interline Brands and Interline New Jersey with the SEC at the SEC's Public Reference Room, 100 F. Street, N.E., Washington D.C. 20549. Copies of such information filed with the SEC may be obtained at prescribed rates from the Public Reference Section. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You may also obtain such SEC filings from the SEC's website at http://www.sec.gov. Materials that Interline Brands has filed may also be inspected at the library of the NYSE, 20 Broad Street, New York, New York 10005.

$350,000,000

INTERLINE BRANDS, INC.
 a Delaware corporation

Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Rights, Guarantees, Purchase Contracts and Units

INTERLINE BRANDS, INC.
 a New Jersey corporation
and a wholly-owned subsidiary of Interline Brands

Debt Securities and
Guarantees

Prospectus

                        , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the various expenses payable in connection with the issuance and distribution of the securities being registered hereby, other than underwriting fees and commissions (which will be described in the applicable prospectus supplement). All the amounts shown are estimates except the registration fee paid to the Securities and Exchange Commission. All of these expenses are being borne by Interline Brands and Interline New Jersey.

SEC registration fee	$19,530
NYSE supplemental listing fees	25,000
Accounting fees and expenses	32,000
Legal fees and expenses	60,000
Printing and engraving expenses	27,000
Trustee fees and expenses	5,000
Miscellaneous fees and expenses	6,470

Total	$175,000

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Interline Brands

        Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred, including liabilities under the Securities Act, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, although in the case of proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the Delaware Court of Chancery or the court in which such proceeding was brought determines otherwise in accordance with the Delaware General Corporation Law). Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors' liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (i) breaches of the duty of loyalty, (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, (iii) unlawful payments of dividends, stock purchases or redemptions or (iv) transactions from which a director derives an improper personal benefit. Our certificate of incorporation contains such a provision.

        Interline Brands' certificate of incorporation and by-laws provide that it will indemnify each director and officer against all claims and expenses resulting from the fact that such person was an director, officer, agent or employee of Interline Brands. A claimant is eligible for indemnification if the claimant (i) acted in good faith and in a manner that, in the claimant's reasonable belief, was in or not opposed to the best interests of Interline Brands or (ii) in the case of a criminal proceeding, had no reasonable cause to believe such person's conduct was unlawful. This determination will be made by Interline Brands' disinterested directors, Interline Brands' stockholders or independent counsel pursuant to the terms of Interline Brands' amended by-laws.

        Section 145 of the Delaware General Corporation Law authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person's status as such. Interline Brands have obtained liability insurance covering its directors and officers for claims asserted against them or incurred by them in such capacity, including claims brought under the Securities Act.

        The forms of underwriting agreements to be filed as exhibits to this Registration Statement will provide that the underwriters are obligated, under certain circumstances, to indemnify Interline Brands' and Interline New Jersey's directors, officers and controlling persons, as applicable, against certain liabilities, including liabilities under the Securities Act. Reference is made to the forms of underwriting agreements to be filed as Exhibits 1.1, 1.2, 1.3, 1.4, and 1.5 hereto.

        Pursuant to an amended and restated shareholders' agreement, Interline Brands and certain stockholders have agreed to indemnify each other, subject to certain limitations, against, or to make contribution towards, certain liabilities and expenses arising out of or based upon the information contained in certain registration statements (or any amendments or supplements thereto), including all documents incorporated therein by reference, the related prospectuses (or any amendments or supplements thereto), including liabilities under the Securities Act.

Interline New Jersey

        The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

        The New Jersey Business Corporation Act further provides that indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

        Interline New Jersey's Second Amended and Restated Certificate of Incorporation, Fifth Part, Section 3, and Interline New Jersey's Second Amended and Restated By-Laws, Section 11, provide that to the fullest extent permitted by applicable law, Interline New Jersey shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of Interline New Jersey to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of Interline New Jersey, or, at the request of Interline New Jersey, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees, disbursements and other charges).

        Interline New Jersey's charter and by-laws also provide that it has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Interline New Jersey, or is or was serving at the request of Interline New Jersey as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not Interline New Jersey would have the power to indemnify such person against such liability under the provisions of its charter, the by-laws or under the laws of the State of New Jersey or any other provision of law.

        The forms of underwriting agreements to be filed as exhibits to this Registration Statement will provide that the underwriters are obligated, under certain circumstances, to indemnify Interline Brands'

and Interline New Jersey's directors, officers and controlling persons, as applicable, against certain liabilities, including liabilities under the Securities Act. Reference is made to the forms of underwriting agreements to be filed as Exhibits 1.1, 1.2, 1.3, 1.4 and 1.5 hereto.

Wilmar Holdings, Inc. and Wilmar Financial, Inc.

        Wilmar Holdings, Inc. ("Wilmar Holdings") and Wilmar Financial, Inc. ("Wilmar Financial") are both subject to the same provisions of the Delaware General Corporation Law as described above. In addition, the certificate of incorporation of each of Wilmar Holdings and Wilmar Financial provides that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

Eagle Maintenance Supply, Inc.

        Eagle Maintenance Supply, Inc. is a New Jersey corporation. The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

        The New Jersey Business Corporation Act further provides that indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

Glenwood Acquisition LLC

        Glenwood Acquisition LLC is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act of 1933.

ITEM 16.    EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
1.1	**	Form of Underwriting Agreement for Equity Securities.
1.2	**	Form of Underwriting Agreement for Debt Securities.
1.3	**	Form of Underwriting Agreement for Depositary Shares.
1.4	**	Form of Underwriting Agreement for Purchase Contracts.
1.5	**	Form of Underwriting Agreement for Units.
3.1
Amended and Restated Certificate of Incorporation of Interline Brands (incorporated by reference to Exhibit 3.1 to Interline Brands' Form S-3 Registration Statement filed on May 24, 2006 (file no. 333-134415)).
3.2
Second Amended and Restated Certificate of Incorporation of Interline New Jersey (incorporate by reference to Exhibit 3.1 to Interline New Jersey's Annual Report on Form 10-K for the year ended December 31, 2004 (file no. 001-32378)).
3.3		Certificate of Incorporation of Wilmar Holdings, Inc. (incorporated by reference to Exhibit 3.3 to Interline New Jersey's Form S-4 filed on July 3, 2003 (file no. 333-106801)).
3.4		Certificate of Incorporation of Wilmar Financial, Inc. (incorporated by reference to Exhibit 3.5 to Interline New Jersey's Form S-4 filed on July 3, 2003 (file no. 333-106801)).
3.5	*	Certificate of Incorporation of Eagle Maintenance Supply, Inc.
3.6		Certificate of Formation of Glenwood Acquisition LLC (incorporated by reference to Exhibit 3.7 to Interline New Jersey's Form S-4 filed on July 3, 2003 (file no. 333-106801)).
3.7		Second Amended and Restated By-Laws of Interline Brands (incorporated by reference to Exhibit 3.2 to Interline Brands' Current Report on Form 8-K filed on March 23, 2009 (file no. 001-32380)).
3.8
Second Amended and Restated By-Laws of Interline New Jersey (incorporated by reference to Exhibit 3.2 to Interline New Jersey's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (file no. 001-32378)).
3.9		By-Laws of Wilmar Holdings, Inc. (incorporated by reference to Exhibit 3.4 to Interline New Jersey's Form S-4 filed on July 3, 2003 (file no. 333-106801)).
3.10		By-Laws of Wilmar Financial, Inc. (incorporated by reference to Exhibit 3.6 to Interline New Jersey's Form S-4 filed on July 3, 2003 (file no. 333-106801)).
3.11	*	By-Laws of Eagle Maintenance Supply, Inc.
3.12		Limited Liability Company Agreement of Glenwood Acquisition LLC (incorporated by reference to Exhibit 3.8 to Interline New Jersey's Form S-4 filed on July 3, 2003 (file no. 333-106801)).
4.1
Form of Specimen Certificate of Common Stock of Interline Brands (incorporated by reference to Exhibit 4.2 to Interline Brands' Amendment No. 5 to Form S-1 Registration Statement filed on December 14, 2004 (file no. 333-116482)).
4.2	**	Form of Preferred Stock.
4.3
Rights Agreement, dated as of March 22, 2009, by and between Interline Brands and Mellon Investor Services LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to Interline Brands' Current Report on Form 8-K filed on March 23, 2009 (file no. 001-32380)).

EXHIBIT NUMBER		DESCRIPTION
4.4		Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on March 23, 2009 (incorporated by reference to Exhibit 3.1 to Interline Brands' Current Report on Form 8-K filed on March 23, 2009 (file no. 001-32380)).
4.5	*	Form of Indenture to be entered into by Interline Brands, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A. ("Interline Brands Senior Indenture").
4.6	*	Form of Indenture to be entered into by Interline Brands, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A. ("Interline Brands Subordinated Indenture").
4.7	*	Form of Indenture to be entered into by Interline New Jersey, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A. ("Interline New Jersey Senior Indenture").
4.8	*	Form of Indenture to be entered into by Interline New Jersey, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A. ("Interline New Jersey Subordinated Indenture").
4.9	**	Form of Deposit Agreement.
4.10	**	Form of Depositary Receipt.
4.11	**	Form of Warrant Agreement.
4.12	**	Form of Warrant.
4.13	**	Form of Rights Agent Agreement.
4.14	**	Form of Purchase Contract Agreement (including form of related security certificate).
4.15	**	Form of Unit Agreement (including form of unit certificate).
4.16	**	Form of Pledge Agreement for Purchase Contract and Units.
5.1	*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding the legality of the securities being registered.
5.2	*	Opinion of Dechert LLP regarding the legality of the securities being registered.
12.1	*	Statements regarding computation of ratios of earnings to fixed charges and earnings to combined fixed charges and preferred dividends of Interline Brands.
23.1	*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).
23.2	*	Consent of Dechert LLP (included in Exhibit 5.2).
23.3		Consent of Deloitte & Touche LLP.
25.1	*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, for Interline Brands Senior Indenture.
25.2	*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, for Interline Brands Subordinated Indenture.
25.3	*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, for Interline New Jersey Senior Indenture.
25.4	*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, for Interline New Jersey Subordinated Indenture.

*
Previously filed.

**
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K or other periodic report and incorporated herein by reference.

ITEM 17.    UNDERTAKINGS.

(a)    The undersigned Registrants hereby undertake:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) of this Section do not apply if this Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

          (A)  Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5)   That, for the purpose of determining liability of each of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

           (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

          (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or securities provided by or on behalf of an undersigned Registrant; and

          (iv)  any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(b)    The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of each Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer, or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)    The undersigned Registrants hereby undertake that, in the event that securities are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the Registrants will supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 30, 2009.

INTERLINE BRANDS, INC. a Delaware corporation
By:	/s/ THOMAS J. TOSSAVAINEN
	Name:	Thomas J. Tossavainen
	Title:	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed on November 30, 2009 by the following persons in the capacities indicated.

Signatures	Title

* Michael J. Grebe	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)
/s/ THOMAS J. TOSSAVAINEN Thomas J. Tossavainen	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)
* Gideon Argov	Director
* Michael E. DeDomenico	Director
* John J. Gavin	Director
* Barry J. Goldstein	Director
* Ernest K. Jacquet	Director

Signatures		Title

* Charles W. Santoro		Director
* Drew T. Sawyer		Director
*By:	/s/ THOMAS J. TOSSAVAINEN Thomas J. Tossavainen Attorney- in- fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 30, 2009.

INTERLINE BRANDS, INC. a New Jersey corporation
By:	/s/ THOMAS J. TOSSAVAINEN
	Name:	Thomas J. Tossavainen
	Title:	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed on November 30, 2009 by the following persons in the capacities indicated.

Signatures	Title

* Michael J. Grebe	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)
/s/ THOMAS J. TOSSAVAINEN Thomas J. Tossavainen	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)
* Gideon Argov	Director
* Michael E. DeDomenico	Director
* John J. Gavin	Director
* Barry J. Goldstein	Director
* Ernest K. Jacquet	Director

Signatures		Title

* Charles W. Santoro		Director
* Drew T. Sawyer		Director
*By:	/s/ THOMAS J. TOSSAVAINEN Thomas J. Tossavainen Attorney- in- fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 30, 2009.

WILMAR HOLDINGS, INC.
By:	/s/ THOMAS J. TOSSAVAINEN
	Name:	Thomas J. Tossavainen
	Title:	President, Chief Financial Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed on November 30, 2009 by the following persons in the capacities indicated.

Signatures		Title

/s/ THOMAS J. TOSSAVAINEN Thomas J. Tossavainen		President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)
* David C. Serrano		Vice President of Finance, Controller and Director (Principal Accounting Officer)
* Mark Boersma		Director
* Darryl E. Smith		Secretary and Director
*By:	/s/ THOMAS J. TOSSAVAINEN Thomas J. Tossavainen Attorney- in- fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 30, 2009.

WILMAR FINANCIAL, INC.
By:	/s/ THOMAS J. TOSSAVAINEN
	Name:	Thomas J. Tossavainen
	Title:	President, Chief Financial Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed on November 30, 2009 by the following persons in the capacities indicated.

Signatures		Title

/s/ THOMAS J. TOSSAVAINEN Thomas J. Tossavainen		President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)
* David C. Serrano		Vice President of Finance, Controller and Director (Principal Accounting Officer)
* Mark Boersma		Director
* Darryl E. Smith		Secretary and Director
*By:	/s/ THOMAS J. TOSSAVAINEN Thomas J. Tossavainen Attorney- in- fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 30, 2009.

EAGLE MAINTENANCE SUPPLY, INC.
By:	/s/ THOMAS J. TOSSAVAINEN
	Name:	Thomas J. Tossavainen
	Title:	President, Treasurer and Director (Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed on November 30, 2009 by the following persons in the capacities indicated.

Signatures	Title

/s/ THOMAS J. TOSSAVAINEN Thomas J. Tossavainen	President, Treasurer and Director (Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 30, 2009.

GLENWOOD ACQUISITION LLC
By:	/s/ THOMAS J. TOSSAVAINEN
	Name:	Thomas J. Tossavainen
	Title:	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer) of Sole Member, Interline Brands, Inc.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed on November 30, 2009 by the following persons in the capacities indicated.

Signatures	Title

* Michael J. Grebe	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer) of Sole Member, Interline Brands, Inc.
/s/ THOMAS J. TOSSAVAINEN Thomas J. Tossavainen	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer) of Sole Member, Interline Brands, Inc.
* Gideon Argov	Director of Sole Member, Interline Brands, Inc.
* Michael E. DeDomenico	Director of Sole Member, Interline Brands, Inc.
* John J. Gavin	Director of Sole Member, Interline Brands, Inc.
* Barry J. Goldstein	Director of Sole Member, Interline Brands, Inc.
* Ernest K. Jacquet	Director of Sole Member, Interline Brands, Inc.

Signatures		Title

* Charles W. Santoro		Director of Sole Member, Interline Brands, Inc.
* Drew T. Sawyer		Director of Sole Member, Interline Brands, Inc.
*By:	/s/ THOMAS J. TOSSAVAINEN Thomas J. Tossavainen Attorney- in- fact

EXHIBIT INDEX

EXHIBIT NUMBER		DESCRIPTION
1.1	**	Form of Underwriting Agreement for Equity Securities.
1.2	**	Form of Underwriting Agreement for Debt Securities.
1.3	**	Form of Underwriting Agreement for Depositary Shares.
1.4	**	Form of Underwriting Agreement for Purchase Contracts.
1.5	**	Form of Underwriting Agreement for Units.
3.1
Amended and Restated Certificate of Incorporation of Interline Brands (incorporated by reference to Exhibit 3.1 to Interline Brands' Form S-3 Registration Statement filed on May 24, 2006 (file no. 333-134415)).
3.2
Second Amended and Restated Certificate of Incorporation of Interline New Jersey (incorporate by reference to Exhibit 3.1 to Interline New Jersey's Annual Report on Form 10-K for the year ended December 31, 2004 (file no. 001-32378)).
3.3		Certificate of Incorporation of Wilmar Holdings, Inc. (incorporated by reference to Exhibit 3.3 to Interline New Jersey's Form S-4 filed on July 3, 2003 (file no. 333-106801)).
3.4		Certificate of Incorporation of Wilmar Financial, Inc. (incorporated by reference to Exhibit 3.5 to Interline New Jersey's Form S-4 filed on July 3, 2003 (file no. 333-106801)).
3.5	*	Certificate of Incorporation of Eagle Maintenance Supply, Inc.
3.6		Certificate of Formation of Glenwood Acquisition LLC (incorporated by reference to Exhibit 3.7 to Interline New Jersey's Form S-4 filed on July 3, 2003 (file no. 333-106801)).
3.7		Second Amended and Restated By-Laws of Interline Brands (incorporated by reference to Exhibit 3.2 to Interline Brands' Current Report on Form 8-K filed on March 23, 2009 (file no. 001-32380)).
3.8
Second Amended and Restated By-Laws of Interline New Jersey (incorporated by reference to Exhibit 3.2 to Interline New Jersey's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (file no. 001-32378)).
3.9		By-Laws of Wilmar Holdings, Inc. (incorporated by reference to Exhibit 3.4 to Interline New Jersey's Form S-4 filed on July 3, 2003 (file no. 333-106801)).
3.10		By-Laws of Wilmar Financial, Inc. (incorporated by reference to Exhibit 3.6 to Interline New Jersey's Form S-4 filed on July 3, 2003 (file no. 333-106801)).
3.11	*	By-Laws of Eagle Maintenance Supply, Inc.
3.12		Limited Liability Company Agreement of Glenwood Acquisition LLC (incorporated by reference to Exhibit 3.8 to Interline New Jersey's Form S-4 filed on July 3, 2003 (file no. 333-106801)).
4.1
Form of Specimen Certificate of Common Stock of Interline Brands (incorporated by reference to Exhibit 4.2 to Interline Brands' Amendment No. 5 to Form S-1 Registration Statement filed on December 14, 2004 (file no. 333-116482)).
4.2	**	Form of Preferred Stock.
4.3
Rights Agreement, dated as of March 22, 2009, by and between Interline Brands and Mellon Investor Services LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to Interline Brands' Current Report on Form 8-K filed on March 23, 2009 (file no. 001-32380)).
4.4
Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on March 23, 2009 (incorporated by reference to Exhibit 3.1 to Interline Brands' Current Report on Form 8-K filed on March 23, 2009 (file no. 001-32380)).

EXHIBIT NUMBER		DESCRIPTION
4.5	*	Form of Indenture to be entered into by Interline Brands, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A. ("Interline Brands Senior Indenture").
4.6	*	Form of Indenture to be entered into by Interline Brands, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A. ("Interline Brands Subordinated Indenture").
4.7	*	Form of Indenture to be entered into by Interline New Jersey, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A. ("Interline New Jersey Senior Indenture").
4.8	*	Form of Indenture to be entered into by Interline New Jersey, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A. ("Interline New Jersey Subordinated Indenture").
4.9	**	Form of Deposit Agreement.
4.10	**	Form of Depositary Receipt.
4.11	**	Form of Warrant Agreement.
4.12	**	Form of Warrant.
4.13	**	Form of Rights Agent Agreement.
4.14	**	Form of Purchase Contract Agreement (including form of related security certificate).
4.15	**	Form of Unit Agreement (including form of unit certificate).
4.16	**	Form of Pledge Agreement for Purchase Contract and Units.
5.1	*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding the legality of the securities being registered.
5.2	*	Opinion of Dechert LLP regarding the legality of the securities being registered.
12.1	*	Statements regarding computation of ratios of earnings to fixed charges and earnings to combined fixed charges and preferred dividends of Interline Brands.
23.1	*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).
23.2	*	Consent of Dechert LLP (included in Exhibit 5.2).
23.3		Consent of Deloitte & Touche LLP.
25.1	*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, for Interline Brands Senior Indenture.
25.2	*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, for Interline Brands Subordinated Indenture.
25.3	*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, for Interline New Jersey Senior Indenture.
25.4	*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, for Interline New Jersey Subordinated Indenture.

*
Previously filed.

**
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K or other periodic report and incorporated herein by reference.